EXHIBIT 23.2

Consent of the Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Pope & Talbot Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

Portland, Oregon

November 2, 2004